Exhibit 10(aa)(iii)


                        AMENDMENT TO STOCK PURCHASE AGREEMENT
                        -------------------------------------


                    This is an amendment (the "Amendment") to that certain
                                               ---------
          Stock Purchase Agreement dated as of March 31, 1996 by and among Warner Insurance Services, Inc., a Delaware corporation whose name has been changed to Cover-All Technologies, Inc., Software Investments Limited, a British Virgin Islands corporation, and Care Corporation Limited, a British Virgin Islands corporation (the "Original Agreement"). Capitalized terms utilized in this
                ------------------
          Amendment and not defined herein shall have the meanings ascribed to them in the Original Agreement.

                    WHEREAS, this Amendment is  being entered into pursuant
          to the terms of a certain Convertible Note Purchase Agreement, dated of even date herewith, among Cover-All Technologies, Inc., Software Investments Limited, Atlantic Employers Insurance Company, a New Jersey corporation, and Roger D. Bensen (the "Note
          Purchase Agreement").                                        ----
          ------------------

                    NOW, THEREFORE, in consideration of the benefits to be realized by the parties hereto under the Note Purchase Agreement and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                    1. For purposes of consistency, references to "Warner" in Sections 2 and 3 below are being utilized notwithstanding that Warner Insurance Services, Inc. has changed its name to Cover-All Technologies, Inc.

                    2. A new subsection 5(l) is hereby added to the Original Agreement as follows:

                    "(l) Commencing March __, 1997, notwithstanding anything to this contrary provided in this Section 5 or elsewhere herein, the number of License Shares subject to repurchase by Warner shall be reduced by an aggregate of 500,000 License Shares for each $1,000,000 of cumulative Net Sales earned on and after such date by Warner, such reduction to be effective when each such $1,000,000 of Net Sales is actually earned by the Company."

                    3.   Subsections  5(b),  5(c),  5(d) and  5(e)  of  the
          Original Agreement are deleted in their entirety and the following text is hereby substituted as new subsections 5(b), 5(c), 5(d) and 5(e) of the Original Agreement:

                         "(b) If during  the period ending three  (3) years
                    after the Closing Date Warner recognizes cumulative Net Sales from $1,000,000 to $1,999,999, then, to the extent that the number of License Shares subject to repurchase shall not have been previously reduced pursuant to subsection 5(l) below, Warner shall have the right to repurchase 2,000,000 of the License Shares at a price of $.01 per share, provided, however, that the License Shares repurchasable by Warner shall be reduced by 1 share for each $2.00 of Net Sales in excess of $1,000,000.

                         (c) If during the period ending three (3) years after the Closing Date Warner recognizes cumulative Net Sales from $2,000,000 to $2,999,999, then, to the extent that the number of License Shares subject to repurchase shall not have been previously reduced pursuant to subsection 5(l) below, Warner shall have the right to repurchase 1,500,000 of the License Shares at a price of $.01 per share, provided, however, that the License Shares repurchasable by Warner shall be reduced by 1 share for each $2.00 of Net Sales in excess of $2,000,000.

                         (d) If during the period ending three (3) years after the Closing Date Warner recognizes cumulative Net Sales from $3,000,000 to $3,999,999, then, to the extent that the number of License Shares subject to repurchase shall not have been previously reduced pursuant to subsection 5(l) below, Warner shall have the right to repurchase 1,000,000 of the License Shares at a price of $.01 per share, provided, however, that the License Shares repurchasable by Warner shall be reduced by 1 share for each $2.00 of Net Sales in excess of $3,000,000.

                         (e) If during the period ending three (3) years after the Closing Date Warner recognizes cumulative Net Sales from $4,000,000 to $4,999,999, then, to the extent that the number of License Shares subject to repurchase shall not have been previously reduced pursuant to subsection 5(l) below, Warner shall have the right to repurchase 500,000 of the License Shares at a price of $.01 per share, provided, however, that the License Shares repurchasable by Warner shall be reduced by 1 share for each $2.00 of Net Sales in excess of $4,000,000.

                    4. Except as specifically provided herein, the Original Agreement shall not be otherwise affected by this Amendment and shall continue to be in full force and effect in accordance with its terms.

                    5. Each of Software Investments Limited and Care Corporation Limited represents and warrants, on its own behalf and not on behalf of the other, to Cover-All Technologies, Inc. that (i) it has all requisite corporate power to execute and deliver this Amendment, (ii) all corporate action on its part necessary for the authorization, execution and delivery by it of this Amendment and the performance of all of its obligations hereunder has been taken, and (iii) this Amendment constitutes its valid and legally binding obligation enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.


                    IN WITNESS WHEREOF, the undersigned have entered into this Amendment as of the 14th day of March, 1997.
                                   ----


                                             COVER-ALL TECHNOLOGIES, INC.


                                             By: /s/ Alfred J. Moccia
                                                --------------------------
                                                   Authorized Officer


                                             SOFTWARE INVESTMENTS LIMITED


                                             By: /s/ Mark Johnston
                                                --------------------------
                                                    Authorized Officer


                                             CARE CORPORATION LIMITED


                                             By: /s/ Mark Johnston
                                                --------------------------
                                                    Authorized Officer